                                                                    Exhibit 32.1

                                  CERTIFICATION
            PURSUANT TO SECTION 906 OF THE SARBANES OXLEY ACT OF 2002

      The certification set forth below is being submitted in connection with the quarterly report of Santander BanCorp on Form 10-Q for the period ended March 31, 2005, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the "Exchange Act") and
Section 1350 of Chapter 63 of Title 18 of the United States Code.

      Jose Ramon Gonzalez, the Chief Executive Officer, Carlos Garcia, the Chief Operating Officer and Maria Calero, the Chief Accounting Officer of Santander BanCorp, each certifies that, to the best of their knowledge:

      1. the Report fully complies with the requirements of Section 13(a) or 15 (d) of the Exchange Act; and

      2. the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Santander BanCorp.

Date: May 9, 2005                      By: /s/ Jose Ramon Gonzalez
                                       President and Chief Executive Officer

Date: May 9, 2005                      By: /s/ Carlos M. Garcia
                                       Senior Executive Vice President and
                                         Chief Operating Officer

Date: May 9, 2005                      By: /s/ Maria Calero
                                       Executive Vice President and
                                         Chief Accounting Officer